SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K

                 QUARTERLY REPORT UNDER SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:          June 5, 1998


                       BUILDERS TRANSPORT, INCORPORATED
                       --------------------------------
            (Exact name of registrant as specified in its charter)


           DELAWARE                    0-11300                   58-1186216
-------------------------------     -------------          -------------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
incorporation or organization)      File Number)            Identification No.)


POST OFFICE BOX 7005
2029 WEST DEKALB STREET
CAMDEN, SOUTH CAROLINA                                           29020-7005
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(Address of principal                                            (Zip code)
 executive offices)

Registrant's telephone number, including area code             (803) 432-1400
                                                                -------------






















                                     -2-


Item 3.  BANKRUPTCY OR RECEIVERSHIP

      On May 21, 1998, Builders Transport, Incorporated, a Delaware corporation (the "Company"), filed a voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Georgia, Atlanta Division (Bankruptcy Case No. 98-68799) Each of the following wholly-owned subsidiaries of the Company also filed a voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Georgia, Atlanta Division: Builders Transport, Inc., a Georgia corporation, Applied Logistic Systems, Inc. and Alstaff, Inc., South Carolina corporations, Grand Prairie Land Company and Builders Transport of Texas, Inc., Texas corporations, and CCG Corp., a Georgia corporation, (the Company and its aforementioned subsidiaries, the "Debtors"). All of the foregoing cases are being jointly administered under Bankruptcy Case No. 98-68798 (Builders Transport, Inc.).

      Chapter 11 allows the Company to remain as debtor-in-possession of its assets and business while being subject to the supervision and orders of the Bankruptcy Court for certain transactions or actions.

      The Company has entered into an agreement with CIT Group/Business Credit, Inc., the lead lender under the Company's existing working capital credit facility for use of cash collateral to fund on-going operations. This agreement is limited in duration to 35 days from the date of the petition.

      Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, Debtors, as debtors and debtors-in-possession, will continue to manage and operate their assets and businesses in the ordinary course of business, pending the confirmation of a plan of reorganization and subject to the supervision and orders of the Court. No trustee, examiner or similar officer has been appointed by the Court.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     99.1 Press release issued by Builders Transport, Incorporated on May 21, 1998.




                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 5, 1998

                                               BUILDERS TRANSPORT, INCORPORATED


                                               By:  /S/ Stanford M. Dinstein
                                                  -----------------------------
                                                  Stanford M. Dinstein
                                                  Vice Chairman and
                                                  Chief Executive Officer


                                      -2-

                                                                  Exhibit 99.1

BUILDERS TRANSPORT FILES FOR REORGANIZATION UNDER CHAPTER 11



For Immediate Release:                       Contact: Roy Parsons, President
                                                      Bob Murphy, CFO
                                                      (803)432-1400

      CAMDEN, S.C., May 21, 1998 - Builders Transport Inc. today announced it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy Court for the Northern District of Georgia, in Atlanta.

      Under Chapter 11, the company will operate under court protection from creditors while developing a plan of reorganization. The company, which has been experiencing a period of financial difficulty, chose this course of action as the best means of returning the company to profitability. Concurrent with the filing, Builders Transport said it has an agreement in principle with its existing lender, CIT Group/Business Credit, Inc., for use of cash collateral to fund ongoing operations.

      "Reorganization provides the best framework to rebuild our company while continuing to provide quality service to our customers," said Builders Transport President Roy Parsons. "Additionally, it will have a positive effect on our ability to serve customers and pay vendors and suppliers going forward. During the reorganization, the company will pay its vendors and suppliers on a current basis."

      The company's management team is committed to developing a plan that will allow Builders Transport to emerge from the reorganization process on a strong financial foundation. Builders Transport has retained outside management consultants to assist in the reorganization process.

      "We intend to develop a plan that will return the company to profitability," Parsons said. "Chapter 11 is the first step in this process. Our goal is to reach a fair settlement with our creditors that will allow us to emerge financially stable and better able to service our customers, as well as provide a secure future for employees."

      Based in Camden, S.C., Builders Transport is a truckload carrier that transports a wide range of commodities in both intrastate and interstate commerce. The company provides dedicated contract carriage, dry van and flatbed service for shippers of a variety of products in medium, short-haul and regional markets. The company's stock is traded over the counter under symbol TRUK.



For information on Builders Transport contact:

Stanford M. Dinstein
Vice Chairman, Chief Executive Officer
(212)765-5610